Exhibit 3.1

CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY

OF

AUDAX PRIVATE CREDIT FUND, LP

TO

AUDAX PRIVATE CREDIT FUND, LLC

This Certificate of Conversion to Limited Liability Company, dated as of April 10, 2025 (the “Certificate of Conversion to Limited Liability Company”), has been duly executed and is being filed by Audax Private Credit Fund, LP, a Delaware limited partnership (the “Partnership”), to convert the Partnership to Audax Private Credit Fund, LLC, a Delaware limited liability company (the “LLC”), pursuant to the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) and the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.).

1. The Partnership filed its original certificate of limited partnership with the Secretary of State of the State of Delaware and was first formed on July 23, 2024, in the State of Delaware, and was formed in the State of Delaware prior to the filing of this Certificate of Conversion to Limited Liability Company.

2. The name and type of entity of the Partnership immediately prior to the filing of this Certificate of Conversion to Limited Liability Company was Audax Private Credit Fund, LP, a Delaware limited partnership.

3. The name of the LLC into which the Partnership shall be converted as set forth in its certificate of formation is Audax Private Credit Fund, LLC.

4. The conversion of the Partnership to the LLC shall be effective upon the filing of this Certificate of Conversion to Limited Liability Company and a certificate of formation of the LLC in the office of the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to Limited Liability Company as of the date first-above written.

Audax Private Credit Fund, LP

By:	Audax Private Credit Business, LP
its general partner

By:	Audax Holdings I, L.L.C.
its general partner

By:	/s/ Byron Pavano
Name: Byron Pavano
Title: Authorized Person

[Signature Page—Certificate of Conversion]